
<ARTICLE>                                    OPUR3
<LEGEND>
THE SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE
TECO ENERGY, INC. CONSOLIDATING BALANCE SHEET, CONSOLIDATING STATEMENT
OF INCOME AND CONSOLIDATING STATEMENT OF RETAINED EARNINGS AND IS
QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS.
</LEGEND>
<CIK>                                   0000350563
<NAME>                           TECO Energy, Inc.
<MULTIPLIER>                                  1000
<FISCAL-YEAR-END>                      DEC-31-1998
<PERIOD-START>                          JAN-1-1998
<PERIOD-END>                           DEC-31-1998
<PERIOD-TYPE>                                 YEAR
<BOOK-VALUE>                              PER-BOOK
<TOTAL-ASSETS>                           4,179,256
<TOTAL-OPERATING-REVENUES>               1,958,129   <F1>
<NET-INCOME>                               206,521   <F2> <F3>

<F1> Includes the recognition of $38.3 million of previously deferred revenues at Tampa Electric Company.
<F2> Net income form continuing operations was $200.4 million and includes the effect on one-time non-recurring charges, which reduced income by $21.3 million.
<F3> Net income includes a $6.1 million after-tax gain from the disposal of discontinued operations.
